Exhibit 99.1

The Inventure Group Reports Strong First Quarter 2010 Results

Delivered 9th consecutive quarter of year over year earnings growth, grew EPS by 40% and EBITDA by 32%

PHOENIX, April 22, 2010 - The Inventure Group, Inc. (NASDAQ: SNAK), a leading specialty food manufacturer, today reported record financial results for the first quarter ending March 27, 2010, highlighted by a 9th consecutive quarter of year over year earnings growth, EPS increase of 40%, EBITDA gain of 32% and net revenue growth of 6%.

Q1 2010 Results Overview

Consolidated net revenue for the first quarter ending March 27, 2010 was $31.4 million, an increase of 5.6% versus last year’s quarter.

Rader Farms delivered an exceptionally strong quarter with net revenue of $12.0 million, an increase of 12.5% versus last year despite a double digit price decrease implemented in the fourth quarter of 2009. Total Rader pounds were up 39%, partially attributable to new distribution and organic growth as a result of the price decrease.

Snack division net revenue was $19.3 million, up 1.8% from the prior year. Key growth drivers included a 36.0% net revenue increase for Boulder Canyon™ Natural Foods, and ongoing robust demand for premium private label products which delivered an 11.1% revenue increase. Snack division revenue gains were partially offset by declines in T.G.I. Friday’s® of 7.5% and BURGER KING™ of 14.0%. These declines reflect softness in Convenience Store and Vending channels, both of which have been negatively impacted by the weak economy.

Consolidated net income rose 40.5% for the quarter to $1.2 million or $0.07 per share versus $0.9 million or $0.05 per share last year.

Consolidated EBITDA rose 31.9% to $3.2 million or 10.2% of net revenue for the quarter, attributable to the sales increase as well as the impact of lower cost berries in the Rader Division.

Other key financial highlights include:

•                  Gross profit of $6.8 million, or 21.6% of net revenue, up 11.5% and 1.1 percentage points versus last year.

•                  SG&A of $4.5 million and 14.4% of Net Revenue, virtually flat versus last year in dollars but down 0.7 percentage points.

•                  Operating income of $2.3 million, a 41.2% increase versus 2009.

Management Commentary & Future Outlook

“As anticipated, 2010 is off to an excellent start for the Company,” said Terry McDaniel, Chief Executive Officer of The Inventure Group. “On the heels of a record year in 2009, we have now proudly delivered our 9th consecutive quarter of year over year earnings growth and continue to enhance EBITDA, gross profits and operating margins. Our diversification into the healthy/natural segment continues to pay dividends as we achieved impressive results in both our Boulder Canyon and Rader Farms divisions. Growth in Boulder Canyon is directly attributable to continued investments in our people, products and promotion spending as well as strong growth in our Rice and Bean product. Our success with Rader Farms is attributable to increased velocity with current customers as well as new distribution gains.  Also, in line with our strategic growth plans, our premium private label products have been an important revenue contributor and continue to experience strong demand.”

McDaniel continued: “Recognizing that TGI Friday’s® and BURGER KING™ did not deliver revenue growth in line with recent historical levels,  we remain fully committed to growing these brands and are confident that new product development and growing distribution channels will offset any negative trends in specific channels.”

McDaniel concluded: “Looking ahead, in addition to driving our base business, we have a strong line up of new products scheduled to be launched this summer. We are also rolling out our new line of Jamba™ make at home smoothie kits in strategic West Coast markets. We have exceeded internal projections for customer acceptance and will support this launch with strong trade and consumer programs. We are confident in our teams’ ability to continue to drive strong revenue and profit growth for the balance of this year.”

Conference Call

The Inventure Group’s executive management team will host a conference call today at 4 p.m. ET to discuss the Company’s first quarter 2010 results and comment on its future outlook.  To participate in the conference call, please call toll-free (877)280-7280 or (707)287-9365 for international callers.

A live webcast of the call will also be available by accessing www.inventuregroup.net and will be archived for one year following the event.

About The Inventure Group, Inc.

With manufacturing facilities in Arizona, Indiana and Washington, The Inventure Group is a marketer and manufacturer of specialty brands in better-for-you and Indulgent categories under a variety of Company owned and licensed brand names, including Boulder Canyon Natural Foods™, Rader Farms®, T.G.I. Friday’s®, BURGER KING™, Jamba™, Poore Brothers®, Tato Skins® and Bob’s Texas Style®. For further information about The Inventure Group, visit www.inventuregroup.net.

Statements contained in this press release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results to differ from the forward-looking statements contained in this press release and that may affect the Company’s prospects in general include, but are not limited to, the potential need for additional financing, acquisition-related risks, significant competition, customer acceptance of new products, dependence upon major customers, dependence upon existing and future license agreements, general risks related to the food products industry, deteriorating economic conditions, and such other factors as are described in the Company’s filings with the Securities and Exchange Commission.

Contact:

The Inventure Group, Inc.

Steve Weinberger, Chief Financial Officer

(623) 932-6200

THE INVENTURE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Quarter Ended
	March 27, 2010	March 28, 2009
	(unaudited)	(unaudited)
Net revenue	$31,396,190	$29,718,835
Cost of revenue	24,602,947	23,624,489
Gross profit	6,793,243	6,094,346
Selling, general & administrative expenses	4,507,335	4,475,701
Operating income	2,285,908	1,618,645
Interest expense, net	216,383	178,054
Income before income taxes	2,069,525	1,440,591
Income tax provision	823,128	553,416

Net income	$1,246,397	$887,175

Earnings per common share:
Basic	$0.07	$0.05
Diluted	$0.07	$0.05
Weighted average number of common shares:
Basic	17,887,643	18,164,223
Diluted	18,119,638	18,164,223

THE INVENTURE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 27, 2010	March 28, 2009
	(unaudited)	(unaudited)
Current assets	$29,355,741	$26,271,500
Property and equipment, net	23,944,600	24,464,303
Other assets, net	15,024,840	14,830,747
Total assets	$68,325,181	$65,566,550

Current liabilities	$14,103,298	$14,219,832
Long-term debt	9,735,290	10,941,285
Line of credit	6,254,008	7,307,690
Other long-term liabilities	4,040,854	3,520,203
Total liabilities	34,133,450	35,989,010
Shareholders’ equity	34,662,926	30,048,735
Treasury stock, at cost	(471,195)	(471,195)
Total liabilities and shareholders’ equity	$68,325,181	$65,566,550

THE INVENTURE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

RECONCILIATION

(unaudited)

	Quarter Ended
	March 27, 2010	March 28, 2009

Reconciliation – EBITDA (1):
Reported net income	$1,246,397	$887,175
Add back: Interest, net	216,383	178,054
Add back: Income tax expense	823,128	553,416
Add back: Depreciation	916,223	805,703
Add back: Amortization of intangible assets	15,610	15,610
EBITDA	$3,217,741	$2,439,958

(1)   EBITDA is presented as a supplemental performance measure and is not intended as an alternative to net income or any other measure calculated in accordance with generally accepted accounting principles. Further, EBITDA may not be comparable to similarly titled measures used by other companies.